Exhibit 99.8

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Safe Bulkers, Inc., and that this agreement be included as an Exhibit 99.7 to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of this 11th day of September, 2026.

VORINI HOLDINGS INC.

By: /s/ Polys Hajioannou
Name: Polys Hajioannou
Title: President and Director

Polys Hajioannou

By: /s/ Polys Hajioannou

BELLAPAIS MARITIME INC.

By: /s/ Polys Hajioannou
Name: Polys Hajioannou
Title: President and Director

KYPEROUNTA MARITIME INC.

By: /s/ Polys Hajioannou
Name: Polys Hajioannou
Title: President and Director

LEFKONIKO MARITIME INC.

By: /s/ Polys Hajioannou
Name: Polys Hajioannou
Title: President and Director

AKAMAS MARITIME INC.

By: /s/ Polys Hajioannou
Name: Polys Hajioannou
Title: President and Director

CHALKOESSA MARITIME INC.

By: /s/ Polys Hajioannou
Name: Polys Hajioannou
Title: President and Director

MOUTOULAS SHIPPING CORPORATION

By: /s/ Polys Hajioannou
Name: Polys Hajioannou
Title: President and Director